UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

Annual Report Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2021

PF ROYALTY I LLC

2679 Main Street, Suite 300 – 216

Littleton, CO 80120

Tel: (720) 751-4795

www.PetroFunders.com

PART II

Forward-Looking Statements

The term “forward-looking statements” means any statements, including financial projections, that relate to events or conditions in the future. Often, forward-looking statements include words like “we anticipate,” “we believe,” “we expect,” “we intend,” “we plan to,” “this might,” or “we will.” The statement “We believe demographic shifts will favor apartment communities” is an example of a forward-looking statement.

Forward-looking statements are, by their nature, subject to uncertainties and assumptions. The statement “We believe demographic shifts will favor apartment communities” is not like the statement “We believe the sun will rise in the East tomorrow.” It is impossible for us to know exactly what is going to happen in the future, or even to anticipate all the things that could happen. Our business could be subject to many unanticipated events. Consequently, the actual result of investing in the Company could (and almost certainly will) differ from those anticipated or implied in any forward-looking statement, and the differences could be both material and adverse. We do not undertake any obligation to revise, or publicly release the results of any revision to, any forward-looking statements, except as required by applicable law.

GIVEN THE RISKS AND UNCERTAINTIES, PLEASE DO NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS.

Item 1. Business

PF Royalty I, LLC (which we refer to as the “Company,” “we,” “us,” “our,” or “RIF I”) was organized in February 2021 as a Delaware limited liability company for the purpose of preserving capital and generating income and cash available for distributions for its investors by primarily investing into a diverse portfolio of royalty interests from producing oil and gas wells and leases located throughout the United States.

The Company will acquire a portfolio of oil and gas Royalty Interests in the form of mineral rights, overriding royalty interests, production payments and similar assets (“Royalty Interests”). The Company will predominantly focus on investments related to existing producing wells and leases with existing production located in the United States. While existing production will form the foundation of the Royalty Interests’ value some investments will also contain undeveloped resources as a source of additional future production and value. As of the date of this Offering Circular, the Company does not hold any interests in any wells or leases.

PF Advisors, LLC, a Colorado limited liability company (“Manager”) is the Company’s Manager and, in that capacity, has overall responsibility for managing and administering the business and affairs of the Company. The Manager is wholly owned by PetroFunders, Inc., a Colorado corporation.

For a detailed description of the Company’s business, please refer to the section titled “Summary Information” beginning on page 5 of the post-qualification amendment to our Post-Effective Amendment to our Offering Statement on Form 1-A filed with the SEC on April 26, 2022 as further amended.

Our initial Offering Statement on Form 1-A was qualified by the U.S. Securities and Exchange Commission (“SEC”) on August 16, 2021.  Pursuant to the Offering Statement, the Company is seeking to raise up to $75,000,000 in capital by offering to the public limited liability Company interests designated as “Class A Interests,” in what we refer to as the “Offering.” There was no minimum offering amount or return of investor funds if any minimum number of Class A Interests was not sold, and all subscription funds accepted by the Company were immediately available for the Company’s use.  To date, the Company has not sold any Class A Interests in the Offering.

Investment Strategy

The Company is seeking to invest in a diversified portfolio of revenue producing investments in Royalty Interests throughout the United States.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diverse portfolio of such investments which are well-selected and well-managed. These investments are, or relate to, projects primarily located in the United States.

Investment Objectives

The Company has definite objectives to fulfill its strategy. These include:

•Penetrate the market of providing oil, gas and related investment opportunities for qualified individuals and/or business entities); and

•Increasing profits as allowed by market conditions.

•To purchase and hold Royalty Interests;

•To generate income from such Royalty Interests;

•To pay competitive cash distributions and deliver attractive lifecycle returns on investment

•To opportunistically exit Royalty Interests at a profit; and

•To preserve, protect, and return capital contributions.

The Company has several strategic objectives. Fundamentally, the Company intends to provide accredited and non-accredited investors easy access to oil and gas royalty investments which would otherwise be difficult to obtain. The Company intends to acquire a diverse portfolio of Royalty Interest in the United States with the primary focus on Royalty Interest that are revenue generating immediately or in the near term. The Company is focused on identifying under-served mineral, working-interest and overriding royalty owners, and offering these owners the option to access cash by selling Royalty Interests to the Company at a competitive price.  Royalty Interests purchased at a competitive price are expected to allow our Investors to receive competitive, risk adjusted, full cycle returns on their Investments, regular payment of distributions and obtain exposure to commodity prices. In order to maximize the full cycle returns to our Investors the Company will continuously monitor the marketplace to identify the right moment to sell assets to maximize the Investor’s returns.

Competition

In originating these investments, we complete with other Royalty Interest focused firms, specialty finance companies, banks, insurance companies, institutional investors, investment banking firms, private funds, family offices, as well as any online platforms that compete with the PetroFunders Platform. Many of our competitors have greater financial resources than we have. In addition, there are other companies or funds that have similar acquisition objectives similar to ours, and others may be organized in the future, which may increase our competition for the investments suitable for us.

Our competitors may be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively, there is enormous competition in our market sector and there can be no assurance that we will complete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

While strong competition exists, we believe that our approach to originating investments is unique and strategically focuses on the highly fragmented portion of our market sector. This approach will aim to take advantage of an underserved population of royalty interest owners looking to divest their position.

Risk Factors

We face risks and uncertainties that could affect us and our business as well as the real estate industry generally. These risks are outlined under the heading “Risk Factors” contained in our Post-Qualification Offering Circular Amendment filed April 26, 2022 (the “Post-Qualification Amendment”), which may be accessed here, as the same may be updated from time to time by our future filings under Regulation A. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our Class A Interests.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information discussed in this item should be read together with the Company’s audited financial statements and related notes appearing under Item 7 of this Annual Report.

Offering Results

As of December 31, 2021, the Company had not sold any Class A Interests. As a result, approximately $75,000,000 of our Class A Interests remained available for sale to the public under our Offering.

We expect to offer Class A Interests in our Offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time. The purchase price for the Class A Interests is $100 per Interest, an amount that was arbitrarily determined by our Manager. Once the Company has begun investment activities, to the extent the Offering remains open, additional closing will be conducted on an ongoing basis at the then current price which is based upon the then current NAV.  It is anticipated that the NAV will be calculated on a monthly basis and will be updated and posted on the first day of each month through the filing of a Form 1-U or amendment as necessary.  The Manager may update the NAV and pricing more or less frequently in its sole discretion.

Results of Operations

For the period ended February 26, 2021 (inception) through December 31, 2021 (audited)

We generated no revenues for the period February 26, 2021 (inception) through December 31, 2021. We do not have any current activities. We have generated expenses of $100 from February 26, 2021 (inception) through December 31, 2021.

Total expenses

From February 26, 2021 (inception) through December 31, 2021, we generated expenses of $100.

Assets

We currently have no assets and no deferred offering costs.

Liabilities

We currently have $0 in related party advances.

Liquidity and Capital Resources

From inception, the Company will finance investment activities through capital contributions from investors. Startup and offering expenses will be paid by the Manager without the right to reimbursement, however, the Manager has no agreement to provide such funding.  In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses of the Company at the sole discretion of the Manager. At the time of this filing, no capital contributions have been made to the Company.

Plan of Operations

The Company plans to launch in 2022. The proceeds from the Offerings will be used to acquire Royalty Interests.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Related Party Arrangements

For further information regarding “Related Party Transactions,” please see Note 7, Related Party Transactions in our financial statements.

Item 3. Directors and Officers

PF Advisors, LLC, a Colorado limited liability company (“Manager”) is the Company’s Manager and, in that capacity, has overall responsibility for managing and administering the business and affairs of the Company. The Manager is wholly owned by PetroFunders, Inc., a Colorado corporation.

Principals the of Managing Member

The PF Advisors LLC, a Colorado limited liability company, as the Manager, is managed by a board of managers. The board of managers and executive officers as of April 29, 2022, are as follows:

Name	Age	Position
Maurice Dukes	32	Manager

Maurice Dukes, Manager

Mr. Dukes co-founded PetroFunders in 2020. Previously held corporate reservoir engineering positions for a private equity-backed E&P operating company in the Piceance Basin. During this time, he was instrumental in maintaining and increasing the enterprise value exceeding $1 billion. He has expert technical and A&D experience with oil & gas assets across Texas, Louisiana, North Dakota, Wyoming, Colorado and Utah. He has shown expertise in bringing forth material high value projects that meet or exceed acceptable market hurdle rates. He previously held reservoir engineering roles at QEP Resources, where he launched an industry leading refrac program in the Haynesville and oversaw $35 million non-operated budget, recommended investment decisions on $300+ million drilling program in the Permian Basin, and divested of $100+ million in assets across Wyoming and Utah. He holds a B.S. in Petroleum Engineering from the University of Oklahoma.

Compensation of our Manager

For information regarding the compensation of our Managing Member, please see “Compensation of Manager” in our most recent Post-Qualification Amendment and amendments thereto.

Item 4. Security Ownership of Management and Certain Security Holders

The following table sets forth certain information regarding the beneficial ownership of our Class A Interests and Class B Interests by (i) each person who is known by the Company to own beneficially more than ten percent (10%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our current executive officers, significant employees and directors as a group, as of April 19, 2022.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that Class A Interests subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 19, 2022, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record shareholders list and public ownership reports filed by certain shareholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the shareholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the Class A Interests shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 2679 Main Street, Suite 300 – 216, Littleton, CO 80120. As of April 19, 2022, no Class A Interests have been issued and our Class B Interests are owned by PF Advisors, LLC, which is beneficially owned by the following individuals.

Name and Address of Beneficial Owner	Interests Beneficially Owned	Percentage
Officers Directors
Maurice Dukes	556 Class B Interests(a)(b)	55.60%
Richard Sotiros	55 Class B Interests(a)(b)	5.51%

All officers and directors as a group (2 persons)		61.11%

Total	444 Class B Interests	38.89%

(a)Reflects beneficial ownership through ownership in PetroFunders, Inc. All Class B Interests are owned by PF Advisors, LLC, which is wholly owned by PetroFunders, Inc.

(b)Based on 1,000 Class B Interests.

Item 5.   Interest of Management and Others in Certain Transactions

For further details, please see Note 7, “Related Party Transactions” in Item 7 “Financial Statements”.

Item 6. Other Information

None.

Item 7. Financial Statements

PF ROYALTY I LLC

FINANCIAL STATEMENTS

FEBRUARY 26, 2021 (INCEPTION)

THROUGH

DECEMBER 31, 2021

Together with

Independent Auditors’ Report

PF ROYALTY I LLC

INDEPENDENT AUDITOR’S REPORT

March 22, 2022

To: Board of Managers, PF ROYALTY I, LLC

Re: 2021 (inception) Financial Statement Audit

We have audited the accompanying financial statements of PF ROYALTY I, LLC (a limited liability company organized in Delaware) (the “Company”), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, members’ equity/deficit, and cash flows for the inception period of February 26, 2021 (inception) through December 31, 2021 calendar year periods thus ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations, members’ equity/deficit and cash flows for the inception period of February 26, 2021 through December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the financial statements, the Company has not yet commenced operations or raised capital which raise substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, CO

March 22, 2022

PF ROYALTY I, LLC
BALANCE SHEETS
As of December 31, 2021
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

2021
TOTAL ASSETS
Current Assets
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Current Liabilities
None	$-
Total Current Liabilities	-

TOTAL LIABILITIES	-

Members’ equity	100
Retained deficit	(100)

TOTAL MEMBERS’ EQUITY	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$-

PF ROYALTY I, LLC
STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY
Inception period of February 26, 2021 through December 31, 2021
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

2021

Revenues, net	$-
Less: Cost of goods sold	-
Gross Profit	-

Operating Expenses:
Administrative	100
Total Operating Expenses	100

Net Loss	$(100)

MEMBERS’ EQUITY, Beginning of period	$-
Contributions/(Distributions)	-
Net Income/(Loss)	(100)
MEMBERS’ EQUITY, End of period	$(100)

PF ROYALTY I, LLC
STATEMENT OF CASH FLOWS
Inception period of February 26, 2021 through December 31, 2021
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

2021
Cash Flows From Operating Activities
Net Loss	$(100)
Adjustments to reconcile net loss to net cash used in operating activities:
None	-
Changes in operating assets and liabilities:
None	-
Net Cash Used In Operating Activities	(100)

Cash Flows From Investing Activities
None	-
Net Cash Used In Investing Activities	-

Cash Flows From Financing Activities
Member contribution	100
Net Cash Provided By Financing Activities	100

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

PF ROYALTY I, LLC
NOTES TO THE FINANCIAL STATEMENTS
Inception period of February 26, 2021 through December 31, 2021
See accompanying Independent Auditor’s Report

NOTE 1 – NATURE OF OPERATIONS

PF ROYALTY I, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was formed in Delaware on February 26, 2021.  The Company was created for the specific purpose of identifying and purchasing a diverse portfolio of oil and gas mineral rights, and royalty interests throughout the United States.  The company will focus on acquiring assets that are income producing.  The Company will continuously raise capital through a Regulation A+ offering from accredited and non-accredited investors through an online platform, and pay distributions to investors from the revenue generated from the assets.

As of December 31, 2021, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6). During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).  The Company has selected December 31 as the year end as the basis for its reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto.  Actual results could materially differ from these estimates.  It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions, and contingencies.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States.  A host of factors beyond the Company’s control could cause fluctuations in these conditions.  Adverse conditions may include recession, downturn or otherwise, competition or changes in consumer taste.  These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking account. As of December 31, 2021, the Company had $0 cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2021, the Company did not have any outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. As of December 31, 2021, the Company had recorded no fixed asset acquisitions and no depreciation.

Intangible Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of December 31, 2021, the Company had no fixed assets.

Capitalized Development Costs

Developed costs are capitalized at cost. Expenditures for renewals and improvements or continued development (including payroll) are capitalized. Once commercial feasibility is procured, the balance of capitalized development costs will be amortized over three years.

The Company reviews the carrying value of capitalized development costs for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. As of December 31, 2021, the Company had not incurred any capitalized development costs.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively. As of December 31, 2021, the Company had not recorded any deferred offering costs.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes, with income taxes payable personally by the members.  Accordingly, no provision has been made in these financial statements for federal and state income taxes for the Company.  As a limited liability company, each member’s liability is limited to amounts reflected in their respective member equity accounts in accordance with the Operating Agreement.  The income allocable to each member is subject to examination by federal and state taxing authorities.  In the event of an examination of the income tax returns, the tax liability of the members could be changed if an adjustment in the income is ultimately determined by the taxing authorities.  Certain transactions of the Company may be subject to accounting methods for income tax purposes that differ significantly from the accounting methods used in preparing the financial statements in accordance with generally accepted accounting principles.  Accordingly, the taxable income of the Company reported for income tax purposes may differ from net income in these financial statements.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

Starting with inception, the Company adapted the provision of ASU 214-09 Re3vneue from Contracts with Customers (“ASC 606”). ASC 606 provides a five-step model for recognizing revenue from contacts:

•Identify the contract with the customer

•Identify the performance obligations within the contract

•Determine the transaction price

•Allocate the transaction price to the performance obligations

•Recognize revenue when (or as) the performance obligations are satisfied

While the Company has not yet earned any revenue, the Company intends to earn revenue through the services offered through its financial technology platform of oil and gas issuers.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

NOTE 3 – INCOME TAX PROVISION

The Company will file a partnership income tax return for the period ending December 31, 2021.  The income tax returns will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it was filed.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

Lease Agreement

The Company has not entered any lease agreements as of the balance sheet date.

NOTE 5 – MEMBERS EQUITY

The Company is authorized to issue membership interests up to $75,000,000 of contributed capital per year.  As of December 31, 2021, there were no membership interests issued.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2021 and has limited operating history. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve and sustain profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company does not have any related party transactions as of the date of the balance sheet.

NOTE 8 – SUBSEQUENT EVENTS

Securities Offering

The Company is intending to offer common equity in a securities offering planned to be exempt from SEC registration under Regulation A+. The Company intends to offer up to the maximum amount allowed under Regulations A+. The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work.

Management’s Evaluation

Management has evaluated subsequent events March 22, 2022, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which required adjustment or disclosure in the financial statements..

Item 8.

INDEX OF EXHIBITS

Exhibit No.	Description
2.1**	Certificate of Formation
2.2**	Certificate of Amendment to Certificate of Formation
2.3**	Operating Agreement
11.1*	Consent of Independent Auditors

* Filed herewith

** Previously filed and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned April 30, 2022 thereunto duly authorized.

PF ROYALTY I LLC

By:	PF ADVISORS, LLC
Its:	Manager

By:	/s/ Maurice Dukes
Maurice Dukes, Chief Executive Officer, Manager

By:	/s/ Maurice Dukes
Maurice Dukes, Chief Financial Officer, Manager